Exhibit 107
Form S-8
(Form Type)
Oil-Dri Corporation of America
(Exact name of Registrant as Specified in its charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1) (2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.10 per share	Rule 457(c) and Rule 457(h)	500,000	$71.31	$35,655,000	0.00014760	$5,262.68
Equity	Class A Common Stock, par value $0.10 per share	Rule 457(c) and Rule 457(h)	—	—	—	0.00014760	—
Equity	Class B Stock, par value $0.10 per share	Rule 457(c) and Rule 457(h)	—	—	—	0.00014760	—
Total Offering Amounts					$35,655,000		$5,262.68
Total Fee Offsets							—
Net Fee Due							$5,262.68

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock, Class A Common Stock and Class B Stock to be offered or issued as a result of any stock dividend, stock split, recapitalization or other similar transaction under the Amended and Restated Oil-Dri Corporation of America 2006 Long Term Incentive Plan, as amended (the “Plan”).

(2)
This Registration Statement covers, in aggregate, up to 500,000 additional shares of either Common Stock, Class A Common Stock or Class B Stock issuable under the Plan.  Shares issuable under the Plan will be shares of (i) Common Stock unless Class A Common Stock is issued and publicly traded, in which event shares of Class A Common Stock will be issued unless an award is specifically made with respect to shares of Common Stock; or (ii) Class B Stock, in the case of awards with respect to Class B Stock to Jaffee Family members who are employees or officers of the registrant or one of its subsidiaries that is more than 50% owned by the registrant.

(3)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and 457(c) under the Securities Act, on the basis of the average high and low sale prices reported for shares of the Registrant’s Common Stock on the New York Stock Exchange on March 1, 2024, which date is within five business days prior to the filing of this Registration Statement.